Exhibit 99.1

For immediate release.	Contact:	John Van Blaricum
913-307-1017

Mediware Finalizes Acquisition in Holland

Latest transaction adds chemotherapy management software and expands the company in Europe.

LENEXA, KS April 18, 2012 – Mediware® Information Systems, Inc. (Nasdaq: MEDW) announced that it has finalized the acquisition of the Cyto Management System (CMS) from Cobbler ICT Services BV for €1.7 million ($2.2 million USD). The CMS software, which is currently deployed in Holland and Belgium, provides healthcare organizations a comprehensive chemotherapy management solution to track patients, manage highly individualized medication-based treatment plans, help control costs, and report outcomes associated with cancer therapies.

Mediware has been analyzing chemotherapy and cancer management solutions for more than 18 months. By acquiring a proven solution and focusing on healthcare needs that are adjacent to Mediware’s existing pharmacy expertise, Mediware believes it will be able to leverage its core capabilities and strong customer relationships to expand adoption of the CMS software in Europe and throughout the UK.

Mediware plans to continue its existing distribution agreements in the Netherlands and Belgium and has formalized a European sales and support center in Eindhoven, Netherlands. The company will also make the software available to the UK and Irish markets where Mediware’s UK-based JAC medication management product suite is used by more than 50 percent of UK hospitals. Additional geographic expansion will be considered as opportunities arise.

About Mediware
Mediware delivers interoperable best-of-breed software systems that improve efficiencies and address safety concerns, enabling healthcare organizations to improve care processes while decreasing costs. Core Mediware solutions include blood management technologies for hospitals and blood centers; medication management solutions for hospitals, behavioral health facilities, infusion and specialty pharmacy providers; and business intelligence-based performance management solutions for clinical, regulatory and financial aspects of the broader healthcare market. For more information about Mediware products and services, visit our website at www.mediware.com.

About JAC
JAC is the UK’s leading medicine management systems specialist, with the largest installed base of Electronic Prescribing and Medicines Administration systems in UK hospitals. With over 20 years experience within medicines management, JAC provides pharmacy stock control, e-prescribing and medicines administration as a single integrated solution along with associated services and third-party interfaces. JAC's systems are used in more than half of all NHS trusts in England as well as sites in Scotland, Wales, Northern Ireland, Ireland and South Africa.

About the Cyto Management System The CMS software is a comprehensive ‘closed loop’ solution for managing chemotherapy treatments that is focused on reducing errors, streamlining patient management and optimizing efficiency through the care treatment process. Consisting of five main components, CMS manages the prescription of chemotherapy for the physician, the planning of the chemotherapy for the patient, the planning for the preparation of the chemo therapy, the preparation of cytotoxic drugs and all the other sterile preparations. CMS is designed to be highly interoperable and includes multi-lingual capabilities to allow the software to be easily configured for international distribution.

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Certain statements in this press release may constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as the same may be amended from time to time (the "Act") and  are intended to be covered by the safe harbor created thereby. Such forward-looking statements are not necessarily based on historical facts and involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward looking statements. These risk and uncertainties include but are not limited to those disclosed in the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company does not intend to, and undertakes no obligation to, update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time. The Company regularly posts important information to the investor relations section of its website.